EXHIBIT 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Second Quarter Ended
(Unaudited, amounts in thousands, except per share data)	10/29/11	10/23/10
Sales	$307,679	$292,982
Cost of sales	211,896	207,876
Gross profit	95,783	85,106
Selling, general and administrative expense	83,535	79,767
Operating income	12,248	5,339
Interest expense	389	592
Interest income	166	223
Other income (expense), net	(108)	(418)
Income before income taxes	11,917	4,552
Income tax expense	4,245	1,381
Net income	7,672	3,171
Net loss attributable to noncontrolling interests	198	774
Net income attributable to La-Z-Boy Incorporated	$7,870	$3,945

Basic average shares	52,055	51,855
Basic net income attributable to La-Z-Boy Incorporated per share	$0.15	$0.07

Diluted average shares	52,475	52,214
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.15	$0.07

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Six Months Ended
(Unaudited, amounts in thousands, except per share data)	10/29/11	10/23/10
Sales	$587,773	$556,296
Cost of sales	411,062	398,356
Gross profit	176,711	157,940
Selling, general and administrative expense	160,990	154,251
Operating income	15,721	3,689
Interest expense	813	1,182
Interest income	349	466
Income from Continued Dumping and Subsidy Offset Act, net	322	0
Other income (expense), net	265	(69)
Income before income taxes	15,844	2,904
Income tax expense (benefit)	(37,684)	675
Net income	53,528	2,229
Net (income) loss attributable to noncontrolling interests	(122)	1,500
Net income attributable to La-Z-Boy Incorporated	$53,406	$3,729

Basic average shares	51,999	51,820
Basic net income attributable to La-Z-Boy Incorporated per share	$1.01	$0.07

Diluted average shares	52,458	52,228
Diluted net income attributable to La-Z-Boy Incorporated per share	$1.00	$0.07

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	10/29/11	4/30/11
Current assets
Cash and equivalents	$117,533	$115,262
Receivables, net of allowance of $22,955 at 10/29/11 and $23,937 at 4/30/11	161,897	161,299
Inventories, net	143,539	138,444
Deferred income tax assets - current	19,703	0
Other current assets	20,087	17,218
Total current assets	462,759	432,223
Property, plant and equipment, net	117,961	120,603
Trade names	3,100	3,100
Deferred income tax assets – long-term	27,045	2,883
Other long-term assets	33,167	34,646
Total assets	$644,032	$593,455

Current liabilities
Current portion of long-term debt	$2,481	$5,120
Accounts payable	48,503	49,537
Accrued expenses and other current liabilities	82,622	77,447
Total current liabilities	133,606	132,104
Long-term debt	28,196	29,937
Other long-term liabilities	63,288	67,274
Contingencies and commitments	0	0
Shareholders’ equity
Common shares, $1 par value – 150,000 authorized; 51,946 outstanding October 29, 2011 and 51,909 outstanding April 30, 2011	51,946	51,909
Capital in excess of par value	225,624	222,339
Retained earnings	157,412	105,872
Accumulated other comprehensive loss	(18,873)	(18,804)
Total La-Z-Boy Incorporated shareholders' equity	416,109	361,316
Noncontrolling interests	2,833	2,824
Total equity	418,942	364,140
Total liabilities and equity	$644,032	$593,455

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended
(Unaudited, amounts in thousands)	10/29/11	10/23/10
Cash flows from operating activities
Net income	$53,528	$2,229
Adjustments to reconcile net income to cash provided by (used for) operating activities
(Gain) loss on sale of assets	(139)	154
Deferred income tax expense/(benefit)	(43,784)	7
Provision for doubtful accounts	2,118	1,888
Depreciation and amortization	12,372	11,464
Stock-based compensation expense	3,285	2,356
Pension plan contributions	(1,860)	0
Change in receivables	(1,418)	(2,034)
Change in inventories	(4,765)	(12,790)
Change in other assets	(2,993)	(3,528)
Change in payables	(1,034)	(7,193)
Change in other liabilities	2,212	(11,366)
Net cash provided by (used for) operating activities	17,522	(18,813)

Cash flows from investing activities
Proceeds from disposals of assets	221	304
Capital expenditures	(8,218)	(4,987)
Purchases of investments	(5,214)	(6,630)
Proceeds from sales of investments	5,160	6,121
Cash effects on deconsolidation of VIE	0	(632)
Other	(681)	(43)
Net cash used for investing activities	(8,732)	(5,867)

Cash flows from financing activities
Proceeds from debt	0	20,456
Payments on debt	(4,860)	(20,882)
Payments for debt issuance costs	(390)	0
Stock issued from stock and employee benefit plans	321	58
Purchases of common stock	(1,542)	0
Net cash used for financing activities	(6,471)	(368)

Effect of exchange rate changes on cash and equivalents	(48)	277
Change in cash and equivalents	2,271	(24,771)
Cash and equivalents at beginning of period	115,262	108,427
Cash and equivalents at end of period	$117,533	$83,656

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Second Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/29/11	10/23/10	10/29/11	10/23/10
Sales
Upholstery Group	$241,400	$224,878	$458,862	$426,812
Casegoods Group	35,943	39,509	70,704	76,359
Retail Group	52,711	39,246	101,525	74,553
VIEs, net of intercompany sales eliminations	2,762	7,744	6,103	15,286
Corporate and Other	817	449	1,411	826
Eliminations	(25,954)	(18,844)	(50,202)	(37,540)
Consolidated Sales	$307,769	$292,982	$587,773	$556,296

Operating Income (Loss)
Upholstery Group	$20,993	$17,055	$32,118	$27,112
Casegoods Group	1,962	1,376	2,519	2,951
Retail Group	(2,683)	(4,360)	(6,061)	(9,284)
VIEs	(204)	(1,104)	363	(2,712)
Corporate and Other	(7,820)	(7,628)	(13,218)	(14,378)
Consolidated Operating Income	$12,248	$5,339	$15,721	$3,689